Exhibit 99.1

2011 SHARE INCENTIVE PLAN

OF

CAMDEN PROPERTY TRUST

Amendment No. 3

THIS AMENDMENT NO. 3 (this “Amendment”) to the 2011 Share Incentive Plan of Camden Property Trust (the “Plan”) is made by Camden Property Trust (the “Company”), pursuant to the Plan, as follows:

WHEREAS, the Company previously adopted the Plan for the benefit of its eligible participants;

WHEREAS, pursuant to the Plan, the Company’s Board of Trust Managers (the “Board”) has the power and authority to interpret, construe and amend the terms of the Plan;

WHEREAS, the Board desires to amend the terms of the Plan in order to better define and clarify the right of the Committee to award restricted share units under the Plan, and to make such other changes as the Board desires; and

WHEREAS, pursuant to NYSE listing rule 303A.08 and applicable tax laws, the Board believes that the below amendments are permitted without seeking approval of the Company’s shareholders.

NOW, THEREFORE, pursuant to the Plan, the Board hereby amends the Plan as follows:

1.	Definitions.

a.	Mature Shares. The defined term “Mature Shares” as set forth in Section 2(w) of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

Intentionally Deleted.

b.	Permanent Disability. The definition of “Permanent Disability” as set forth in Section 2(bb) of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

“Permanent Disability” shall mean: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than

12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or its Affiliate; (iii) the Participant is determined to be totally disabled by the Social Security Administration; or (iv) the Participant is determined to be disabled in accordance with a disability insurance program sponsored by the Company or its Affiliate. Notwithstanding the foregoing, in the case of an Award that is an ISO, Permanent Disability shall only mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

c.	Retirement. The defined term “Retirement” as set forth in Section 2(ee) of the Plan shall be and hereby is hereby deleted in its entirety and the following defined term “Retirement Eligible” shall be and hereby is inserted in lieu:

“Retirement Eligible” shall mean: (i) as to any Participant (other than an Independent Director) that such Participant has, while employed by the Company, attained the age of 65 and completed 10 Years of Service, and (ii) as to any Independent Director, that such Independent Director has, while serving as a Director, attained the age of 65.

d.	Restricted Share Unit. The defined term “Restricted Share Unit” shall be and hereby is added to the Plan as Section 2(kk) as follows:

“Restricted Share Unit” shall mean, pursuant to Section 6(j) of the Plan, a promise (which may be funded and unsecured) to deliver a Share, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award.

e.	Restricted Share Unit Award. The defined term “Restricted Share Unit Award” shall be and hereby is added to the Plan as Section 2(ll) as follows:

“Restricted Share Unit Award” shall mean a grant of a Restricted Share Unit or Performance Unit pursuant to Section 6(j). Such Restricted Share Units, when and if issued, shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Award is granted, until such specific conditions are met. Such conditions may be based on continuing employment or achievement of pre-established performance objectives, or both.

2.	Amendment to Section 6(a)(5)(i). Section 6(a)(5)(i) of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

In the event a Participant’s employment or relationship with the Company and its Affiliates shall terminate for any reason other than as a result of (A) Permanent Disability, or (B) death, the Participant’s NQOs and Rights shall be exercisable by him or her, subject to Section (4) above, only within 3 months after such termination, but only to the extent the Option or Right was exercisable immediately prior to such termination. In the case of a Participant’s termination of employment after Permanent Disability or death while entitled to exercise a NQO or Right, the Participant or, if applicable, the Participant’s estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of Section (4) above, to exercise the NQO or Rights at any time within 1 year from the date of the Participant’s termination of employment after Permanent Disability or death.

3.	Amendment to Section 6(b)(4)(ii). Section 6(b)(4)(ii) of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

For Cause. Notwithstanding Section 8 to the contrary, there shall be no accelerated vesting, and the forfeiture provisions of Section 6(b)(4)(i) shall apply, if the Participant’s employment or relationship with the Company and its Affiliates is terminated for Cause. For purposes of this Plan, “Cause” shall mean a termination of a Participant’s employment with the Company or its Affiliate because of: (1) any act or omission that constitutes a material breach by the Participant of any of his or her obligations under the Award agreement or any other agreement between the Company and the Participant; (2) the Participant’s conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (3) the Participant engaging in any misconduct (including any violation of federal securities laws), negligence, act of dishonesty, violence or threat of violence that is materially injurious to the Company or any of its subsidiaries or Affiliates; (4) the Participant’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; (5) the Participant’s repeated refusal to follow the directions of the Board or any superior officer of the Company; or (6) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or Affiliates. For purposes of this Section 6(b)(4)(ii), any attempt by the Participant to correct a stated Cause shall not be deemed an admission by the Participant that the Board’s assertion of Cause is valid.

4.	Amendment to Section 6(b)(5). Section 6(b)(5) of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

Awards to Independent Directors. Each Independent Director shall be granted a Restricted Share Award or Restricted Share Unit Award (as determined by the Committee) on his or her Election Date, and on the date of the Company’s Annual Meeting of Shareholders of each succeeding year that the individual is re-elected as a Director and remains an Independent Director, in each case in the amount determined from time to time by the Committee. To the extent the Board appoints a “Lead Independent Director,” such person may additionally be granted on the date of appointment, and on the date of the Company’s Annual Meeting of Shareholders of each succeeding year that the individual is reelected as a Director and remains the Lead Independent Director, a Restricted Share Award or Restrict Share Unit Award, in each case in the amount determined from time to time by the Committee. The Restricted Shares or Restricted Share Units granted under this Section 6(b)(5) shall vest as determined by the Committee at the date of grant; provided, however, that all such Restricted Shares shall immediately vest on the earliest of (a) the holder’s becoming Retirement Eligible, (b) the Permanent Disability or death or death of the holder and (c) upon the occurrence of a Change in Control while the holder is serving as a Director. Any Restricted Shares or Restricted Share Units granted pursuant to this Section 6(b)(5), to the extent unvested, shall terminate immediately upon the holder’s ceasing to serve as a Director (other than by reason of the Permanent Disability or death of the holder as described above).

5.	Amendment to Section 6.

a.	Restricted Share Units. The following provision shall be and hereby is inserted as Section 6(j) of the Plan:

Restricted Share Units. Restricted Share Units shall consist of a Restricted Share Unit or Performance Unit Award that the Committee, in its sole discretion, permits to be paid or settled in cash or Shares in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Committee. In addition, and without limiting the generality of the foregoing, the Committee shall grant to any individual who is entitled to receive a bonus under the Company’s cash bonus incentive plan, a Restricted Share Unit Award (in place, and in substitution of, a Restricted Share Award) with respect to Shares having a Fair Market Value on the date of the grant of such Restricted Share Unit Award equal to a specified percentage determined by the Committee of the amount of such individual’s bonus, provided that such individual has made an irrevocable election, at least 6 months prior to the end of the designated performance period to which the bonus is attributable, to receive such Restricted Share Unit Award in lieu of such bonus. In the first year of a Participant’s eligibility to participate in this Plan, such an election may be made no later than 30 days following the date on which such Participant becomes eligible to participate in this Plan and shall be applicable to the portion of the bonus attributable to services performed after the election is made.

b.	Applicability of Restricted Share Units to Additional Plan Sections. In furtherance of the clarification of the Committee’s right to make Restricted Share Unit Awards rather than Restricted Share Awards, from time to time as determined by the Committee, the following provisions of the Plan shall be and hereby are amended to include the concepts of Restricted Share Units and the right of the Committee to make Restricted Share Unit Awards:

Section 6(a)(7)

Section 6(b)(1) –Section 6(b)(4), inclusive

Section 6(c)

Section 7; and

Section 14

6.	Dividends and Dividend Equivalents. In order to clarify the intention that dividend equivalents apply to Restricted Share Units, the term “Restricted Share Unit Award” shall be read into Section 6(e) in order to give effect and meaning to such intention.

7.	Amendment to Section 6(h). Section 6(h) of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

To the extent permissible under the terms of an Award or under the Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan, the Committee may permit a Participant to elect to defer payment of an Restricted Share Unit Award (including a right to receive dividend payments or dividend equivalent payments with respect to a Restricted Share Unit Award) or Options in accordance with the terms of such plan and may grant deferred Options in accordance with the terms of such plan.

8.	Amendment to Section 8. Section 8 of the Plan shall be and hereby is deleted in its entirety and replaced with the following:

Notwithstanding any other provision of this Plan to the contrary, and only to the extent not previously forfeited or terminated, all or any portion of any remaining unvested Options, Rights, Restricted Share Awards, Restricted Share Unit Awards and any other Award not theretofore vested shall become fully vested upon the earliest to occur of: (i) the Participant becoming Retirement Eligible; (ii) subject to the provisions of Section 6, the death or Permanent Disability of the Participant; (iii) the occurrence of such special circumstances or events as in the opinion of the Committee merits special consideration; (iv) (A) the Company’s adoption of a plan of merger, (B) the Company’s shareholders’ adoption of a plan of complete liquidation of the Company, or (C) the receipt by the Company of a tender or exchange offer, the consummation of any of which would constitute a Change in Control; and (v) the consummation of a Change in Control.

9.	Ratification. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.

This Amendment shall become effective as of October 28, 2015.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on this 28th day of October, 2015.

CAMDEN PROPERTY TRUST

By:	/s/ Alexander K. Jessett

Its: Executive Vice President-Finance,
Chief Financial Officer and Treasurer

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